Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rocky Mountain Hydroponics, LLC and Evergreen Garden Centers, LLC

We have audited the accompanying balance sheets of Rocky Mountain Hydroponics, LLC and Evergreen Garden Centers, LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP
January 23, 2014
Newport Beach, California

Rocky Mountain Hydroponics, LLC & Evergreen Garden Centers, LLC
Balance Sheets

	March 31,	December 31,	December 31,
	2013	2012	2011
	(Unaudited)
ASSETS

Current Assets
Cash	$84,414	$23,481	$56,783
Accounts receivable	-	2,226	1,602
Inventory, net	696,213	698,953	451,638
Prepaid expenses	16,483	2,393	760
Total current assets	797,110	727,053	510,783

Property and equipment, net	54,231	61,589	70,436
Other assets	2,105	8,450	4,000

Total Assets	$853,446	$797,092	$585,219

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$313,928	$246,897	$153,866
Accrued expenses	56,123	69,049	47,092
Note payable and accrued interest	1,454	1,454	1,454
Note payable and accrued interest, related party	73,438	73,438	73,438
Total current liabilities	444,943	390,838	275,850

Members’ equity	408,503	406,254	309,369

Total Liabilities and Members' Equity	$853,446	$797,092	$585,219

The accompanying notes are an integral part of these financial statements

Rocky Mountain Hydroponics, LLC & Evergreen Garden Centers, LLC
Statements of Operations

	For the Three Months Ended		For the Year Ended
	March 31, 2013	March 31, 2012	December 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)

Revenue	$1,014,513	$648,413	$3,606,995	$2,102,035

Cost of goods sold	728,129	426,632	2,451,005	1,387,279

Gross profit	286,384	221,781	1,155,990	714,756

Operating expenses	284,659	231,198	1,061,591	665,996

Income (loss) from operations	1,725	(9,417)	94,399	48,760

Other income (expense)	524	(168)	-	-
Interest income (expense)	-	-	5	(214)

Net income (loss)	$2,249	$(9,585)	$94,404	$48,546

The accompanying notes are an integral part of these financial statements.

Rocky Mountain Hydroponics, LLC & Evergreen Garden Center, LLC
Members' Equity Roll Forward

	Capital	Retained Earnings	Total

Balance as of December 31, 2010	$295,608	$(60,785)	$234,823

Member contributions	100,403	-
Member distributions	-	(74,403)
FY 2011 net income	-	48,546	48,546

Balance as of December 31, 2011	396,011	(86,642)	309,369

Jan - Mar 2012 net loss	-	(9,585)
Balance as of March 31, 2012 (unaudited)	396,011	(96,227)	299,784

Member contributions	2,481	-
Apr - Dec 2012 net income	-	103,989

Balance as of December 31, 2012	398,492	7,762	406,254

Jan - Mar 2013 net income	-	2,249

Balance as of March 31, 2013 (unaudited)	$398,492	$10,011	$408,503

The accompanying notes are an integral part of these financial statements.

Rocky Mountain Hydroponics, LLC & Evergreen Garden Center, LLC
Statements of Cash Flows

	For the Three Months Ended		For the Year Ended
	March 31, 2013	March 31, 2012	December 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)

Operating Activities:
Net income (loss)	$2,249	$(9,585)	$94,404	$48,546
Adjustments to reconcile net income (loss) to net cash from (used in) Operating Activities:
Depreciation and Amortization	7,784	4,380	27,809	16,266

Decreases (Increases) In:
Accounts receivable	2,226	(11,015)	(624)	19,450
Inventories	2,740	1,171	(247,315)	(221,846)
Prepaid expenses	(14,090)	(6,158)	(1,633)	2,660
Other assets	6,345	-	(4,450)	28,408
Accounts payable	67,030	(6,923)	93,031	120,124
Accrued expenses	(12,925)	(5,562)	21,957	16,505
Net Cash Provided by/(Used in) Operating Activities	61,359	(33,692)	(16,821)	30,113

Investing Activities:
Purchase of property and equipment	(426)	(2,000)	(18,962)	(63,681)
Net Cash Used in Investing Activities	(426)	(2,000)	(18,962)	(63,681)

Financing Activities
Bank overdraft	-	-	-	(3,053)
Member contributions, net of distributions	-	-	2,481	26,000
Payments on note payable	-	-	-	(2,752)
Proceeds from note payable, related party	-	-	-	70,156
Net Cash Provided by Financing Activities	-	-	2,481	90,351

Net Increase (Decrease) in Cash	60,933	(35,692)	(33,302)	56,783

Cash at Beginning of Period	23,481	56,783	56,783	-

Cash at End of Period	$84,414	$21,091	$23,481	$56,783

The accompanying notes are an integral part of these financial statements.

Rocky Mountain Hydroponics, LLC and Evergreen Garden Centers, LLC
NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2012 and 2011 and for the three months ended
March 31, 2013 and 2012 (unaudited)

NOTE 1 – DESCRIPTION OF THE BUSINESS

Rocky Mountain Hydroponics, LLC and Evergreen Garden Centers, LLC

Rocky Mountain Hydroponics, LLC (“RMH”) is a Colorado limited liability company with retail hydroponics stores in both Boulder and Vail, Colorado. Evergreen Garden Center, LLC (“EGC - Maine”) is a Maine limited liability company that owns retail hydroponics stores in both Portland, Maine and Peabody, Massachusetts. RMH also owns an online hydroponics store named 58Hydro.com. Both RMH and EGC are in the retail hydroponics and garden supply business, which the majority of revenue is derived from walk-in customers at their four (4) retail stores.

RMH was incorporated in Colorado on November 11, 2009 with two (2) members who contributed $119,994 in the aggregate. EGC – Maine was incorporated in Maine on March 30, 2010 with three (3) members, one of whom was also a founding member of RMH, who contributed $175,614 in the aggregate. In August 2010 one of the founding members of RMH exited the business and was subsequently replaced by the two members of EGC – Maine in October 2010. As of December 31, 2010, there were three members who owned and controlled both RMH and EGC – Maine and who had contributed total capital in the amount of $295,608.

On November 16, 2011, the three members of RMH and EGC – Maine incorporated Evergreen Garden Centers, LLC in Delaware (“EGC – Delaware”). Upon the creation of EGC – Delaware, the members of RMH and EGC – Maine contributed their ownership interests in RMH and EGC – Maine into EGC – Delaware along with an additional $26,000 in capital. This restructuring resulted in EGC – Delaware owning 100% of the membership interests in both RMH and EGC – Maine and the three former members of RMH and EGC – Maine having the following membership interests EGC – Delaware. As of December 31, 2011, total member contributions were $396,011.

During the twelve months ending December 31, 2012, the members contributed an additional $2,481, resulting in total member contributions of $398,492 as of December 31, 2012.

Securities Purchase Agreement

On June 7, 2013, GrowLife Hydroponics, Inc., a Delaware corporation (“GH”) and wholly owned subsidiary of GrowLife, Inc., completed the purchase of the Subject Interest. The effective date of the RMH/EGC Securities Purchase Agreement was June 7, 2013. The RMH/EGC Agreement included all of the assets and liabilities of the RMH Companies, and in specific, their 4 retail hydroponics stores, which are located in Vail and Boulder, Colorado, Peabody, Massachusetts, and Portland, Maine. Per the terms of the RMH/EGC Agreement, GrowLife, Inc. paid the former owners of the RMH Companies $550,000 in cash, $800,000 in 12% Secured Convertible Notes, and $275,000 (7,857,141 shares at $0.035/share) in shares of GrowLife, Inc.’s common stock.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding our financial statements. Such financial statements and accompanying notes are the representation of our management, who are responsible for their integrity and objectivity.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).  All references to GAAP are in accordance with The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

Interim Results

The financial statements at March 31, 2013 and for the three month periods ended March 31, 2013 and 2012 are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our results of operations in future periods.

Use of Estimates

In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our financial statements relate to estimates of sales returns and inventory reserves.

Cash

The Company places its cash with high credit quality financial institutions but retains a certain amount of exposure as cash is held primarily with one financial institution and deposits are only insured up to the Federal Deposit Insurance Corporation limit of $250,000. The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventories

Inventories are stated at the lower of cost or market and are accounted for on a weighted average method. The Company did not require any reserves for obsolete inventory for the years ended December 31, 2012 and 2011 or for the three months ended March 31, 2013 and 2012.

Property and Equipment

Property and equipment are stated at cost. Assets acquired held under capital leases are initially recorded at the lower of the present value of the minimum lease payments discounted at the implicit interest rate or the fair value of the asset. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over an estimated useful life of five years. Assets acquired under capital lease are amortized over the lesser of the useful life or the lease term. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations.

Revenue Recognition and Accounts Receivable

Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. The majority of our sales are cash or credit card; however, we occasionally extend terms to our customers. Accounts receivable are reviewed periodically for collectability. Accounts receivable were zero at March 31, 2013 and $2,226 and $1,602 at December 31, 2012 and 2011, respectively.

Sales Returns

We allow customers to return defective products when they meet certain established criteria as outlined in our sales terms and conditions. It is our practice to regularly review and revise, when deemed necessary, our estimates of sales returns, which are based primarily on actual historical return rates. We record estimated sales returns as reductions to sales, cost of sales, and accounts receivable and an increase to inventory. Returned products which are recorded as inventory are valued based upon the amount we expect to realize upon its subsequent disposition. As of March 31, 2013, December 31, 2012, and December 31, 2011, there was no reserve for sales returns, which are minimal based upon our historical experience.

Cost of Goods Sold

Cost of goods sold consists of the purchase price of consumer products and inbound shipping charges. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of goods sold” upon the sale of products to our customers. Payment processing and related transaction costs are classified in “operating expenses” on our statements of operations.

Warranty Costs

Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized. Estimates are based, in part, on historical experience. As of March 31, 2013, December 31, 2012, and December 31, 2011, there was no warranty reserve.

Advertising Costs

Advertising costs are expensed as incurred and are included in operating expenses. For the three months ended March 31, 2013 and 2012, advertising costs were $3,186 and $5,955, respectively. For the twelve month periods ending December 31, 2012 and 2011, advertising costs were $29,898 and $29,118, respectively.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying value of cash, accounts payable and the credit line approximates their fair values due to their short-term maturities.

Recently Issued Accounting Pronouncements

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

NOTE 3 – INVENTORIES

The Company’s inventory consists entirely of products purchased from the manufacturer and/or distributor for resale at its brick-and-mortar retail stores in Boulder and Vail, Colorado, Portland, Maine, and Peabody, Massachusetts as well as at its online hydroponics store, 58Hydro.com. As of March 31, 2013, December 31, 2012, and December 31, 2011, the Company did not require a reserve recorded for any potential impairment of inventory values.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of computers, furniture and fixtures, warehouse equipment (forklifts), two (2) vehicles, and miscellaneous tenant improvements made at its stores in Colorado, Maine, and Massachusetts. The following is a summary of the Company’s property and equipment as of March 31, 2013, December 31, 2012, and December 31, 2011:

	Property and Equipment
	FY 2013 (unaudited)	FY 2012	FY 2011

Beginning balance	$108,134	$89,172	$25,491
Purchases	426	18,962	63,681
Ending balance	108,560	108,134	89,172

	Accumulated Depreciation and Amortization
	FY 2013 (unaudited)	FY 2012	FY 2011

Beginning balance	(46,545)	(18,736)	(2,470)
Amount expensed	(7,784)	(27,809)	(16,266)
Ending balance	(54,329)	(46,545)	(18,736)

Property and equipment, net	$54,231	$61,589	$70,436

NOTE 5 – MEMBERS’ EQUITY

RMH was incorporated in Colorado on November 11, 2009 with two (2) members who contributed $119,994 in the aggregate. EGC – Maine was incorporated in Maine on March 30, 2010 with three (3) members, one of whom was also a founding member of RMH, who contributed $107,704 in the aggregate. In August 2010 one of the founding members of RMH exited the business and was subsequently replaced by the two members of EGC – Maine in October 2010. As of December 31, 2010, there were three members who owned and controlled both RMH and EGC – Maine and who had contributed total capital in the amount of $295,608.

On November 16, 2011, the three members of RMH and EGC – Maine incorporated Evergreen Garden Centers, LLC in Delaware (“EGC – Delaware”). Upon the creation of EGC – Delaware, the members of RMH and EGC – Maine contributed their ownership interests in RMH and EGC – Maine into EGC – Delaware along with an additional $26,000 in capital. This restructuring resulted in EGC – Delaware owning 100% of the membership interests in both RMH and EGC – Maine and the three former members of RMH and EGC – Maine having the following membership interests EGC – Delaware. As of December 31, 2011, total member contributions were $396,011.

During the twelve months ending December 31, 2012, the members contributed an additional $2,481, resulting in total member contributions of $398,492 as of December 31, 2012.

NOTE 6 – RELATED PARTY NOTE PAYABLE AND ACCRUED INTEREST

The Company owes one of its members $73,438, which is recorded on its balance sheet as “Notes payable and accrued interest, related party”. This liability is in relation to legal fees and other company expenses that this Member had paid for. The note carries no stated rate of interest nor a definitive maturity date. As part of the Securities Purchase Agreement (see “NOTE 1 – DESCRIPTION OF THE BUSINESS”), none of this related party note payable was assumed by GrowLife, Inc. as part of its acquisition of the Company.

NOTE 7 – INCOME TAXES

RMH, EGC – Maine, and EGC – Delaware are limited liability companies that elected to be taxed as partnerships. Therefore, the taxable income or loss of these entities flows directly to the Member’s personal income tax returns. As such, the Company annually filed Federal Form 1065 – U.S. Return of Partnership Income. Given their status as limited liability companies that have elected to be taxed as partnerships, they were not liable for, nor did they pay, Federal income taxes.

As a Colorado limited liability company that elected to be taxed as partnership, RMH filed Colorado Form 106 Colorado Pass-Through Entity and Composite Nonresident Income Tax Return. As in the case with Federal taxes, the taxable income or loss of this entity flows directly to the Member’s personal income tax return with the entity having no Colorado state tax liability.

As a Maine limited liability company that elected to be taxed as partnership, EGC - Maine filed Maine Form 1065ME/1120S-ME Maine Information Return Partnerships & S Corporations. As in the case with Federal taxes, the taxable income or loss of this entity flows directly to the Member’s personal income tax return with the entity having no Maine state tax liability.

As a Delaware limited liability company that elected to be taxed as partnership, EGC - Delaware filed Delaware Form 300 Delaware Partnership Return. As in the case with Federal taxes, the taxable income or loss of this entity flows directly to the Member’s personal income tax return with the entity having no Delaware state tax liability.

NOTE 8 – LEASES

The Company rents four storefront properties; one in Boulder, CO, one in Vail, CO, one in Peabody, MA, and one in Portland, ME. The Boulder, CO lease is on a month-to-month basis with a monthly rent of $8,848. The Vail, CO lease is on a month-to-month basis with a monthly rent of $4,792. The Portland, ME lease expires October 31, 2014 with the monthly rent being $5,800. The Peabody, MA lease also expires October 31, 2014 with the monthly rent being $4,635.

Rent expense for the years ended December 31, 2012 and 2011 was $240,135 and $187,614, respectively. Future minimum lease payments are as follows:

	Apr - Dec 2013	FY 2014
Boulder	$79,632	$106,176
Vail	43,128	57,504
Portland	52,200	69,600
Peabody	41,715	55,620
	$216,675	$288,900

NOTE 9 – CONCENTRATION OF SUPPLIER RISK

The Company purchased a substantial portion of its supplies and raw materials from five suppliers, which accounted for approximately 78%, or $2,162,817 of total purchases during the year ended December 31, 2012. During the year ended December 31, 2011, six suppliers accounted for approximately 75%, or $1,203,864 of total purchases. In both 2012 and 2011, four suppliers accounted for approximately 70% and 64%, respectively, of total purchases.